Warrant Agreement


                            Dated as of July 8, 2004




                      Warrants Exercisable for Common Stock

                                TABLE OF CONTENTS
                                -----------------



Section 1. Issuance of Warrants; Execution and Delivery of Warrant Certificates...................................1
   1.1      Issuance of Warrants..................................................................................1
   1.2      Execution and Delivery of Warrant Certificates........................................................1
Section 2. Warrant Price, Manner of Exercise......................................................................2
   2.1      Warrant Price, Term, Expiration and Notice............................................................2
   2.2      Manner of Exercise....................................................................................2
   2.3      Cashless Exercise.....................................................................................2
   2.4      When Exercise Deemed Effected.........................................................................2
   2.5      Delivery of Stock Certificates, etc...................................................................3
Section 3. Adjustment of Shares of Common Stock Purchasable and Warrant Price.....................................3
   3.1      Antidilution Provision................................................................................3
   3.2      Consolidation, Merger, Sale of Assets, Reorganization, etc............................................5
   3.3      Warrant Price Adjustment..............................................................................5
   3.4      Statements on Warrant Certificates....................................................................6
   3.5      Accountants' Report as to Adjustments.................................................................6
Section 4. Notices of Corporate Action............................................................................6
Section 5. Legend on Warrant Stock................................................................................7
Section 6. Reservation of Stock...................................................................................7
   6.1      Reservation of Stock..................................................................................7
Section 7. Other Provisions Relating to Rights and Obligations of Holders of Warrant Certificates.................7
   7.1      No Rights as Stockholder Conferred by Warrants or Warrant Certificates................................7
   7.2      Lost, Stolen, Mutilated or Destroyed Warrant Certificates.............................................7
   7.3      Warrantholder May Enforce Rights......................................................................8
Section 8. Registration Rights....................................................................................8
   8.1      Requested Registration................................................................................8
   8.2      Company Registration.................................................................................10
   8.3      Expenses of Registration.............................................................................11
   8.4      Registration Procedures..............................................................................12
   8.5      Related Registration Matters.........................................................................13
   8.6      Indemnification and Contribution.....................................................................13
   8.7      Information by Stockholders..........................................................................15
   8.8      Sales Without Registration...........................................................................15
   8.9      Rule 144.............................................................................................15
   8.10     Transfer of Registration Rights......................................................................15
   8.11     Post-Effective Amendments............................................................................16
   8.12     Cessation of Sale Activities.........................................................................16
   8.13     Supplements..........................................................................................16
Section 9. Exchange and Transfer of Warrant Certificates.........................................................16
   9.1      Exchange and Transfer of Warrant Certificates........................................................16
   9.2      Treatment of Holders of Warrant Certificates.........................................................17
   9.3      Cancellation of Warrant Certificates.................................................................17
Section 10. Notices..............................................................................................17

Section 11. Representations and Warranties.......................................................................18
   11.1     Capitalization.......................................................................................18
   11.2     Authorization; Enforceability........................................................................18
   11.3     Issuance of Shares...................................................................................18
Section 12. Miscellaneous........................................................................................18
   12.1     Amendment............................................................................................18
   12.2     Parties in Interest..................................................................................18
   12.3     Applicable Law.......................................................................................19
   12.4     Consent to Jurisdiction..............................................................................19
   12.5     Waiver of Jury Trial.................................................................................19
   12.6     Counterparts.........................................................................................19
   12.7     Inspection of Agreement..............................................................................19
   12.8     Headings.............................................................................................19


                                WARRANT AGREEMENT



         THIS WARRANT AGREEMENT ("Agreement"), dated as of July 8, 2004, is made by and between GEXA CORP., a Texas corporation (the "Company") and Highbridge/Zwirn Special Opportunities Fund, L.P., a Delaware limited partnership ("Grantee" and, together with any transferee of Warrants or Warrant Stock, the "Warrantholder").

                              W I T N E S S E T H:

Recitals:

         A. Reference is made to that certain Credit Agreement, dated as of July 8, 2004, by and among the Company, the lenders signatory thereto (the "Lenders"), and Highbridge/Zwirn Special Opportunities Fund, L.P., as Administrative Agent (the "Credit Agreement").

         B. As a consequence of the contractual relationship among the Company, Lenders and the Administrative Agent under the Credit Agreement, the Company has and will continue to receive substantial benefits from the Lenders and the Administrative Agent.

         C. The Company proposes to issue to Grantee as partial consideration for the Lenders and the Administrative Agent's entering into the Credit Agreement, 150,000 common stock purchase warrants (the "Warrants") to purchase shares (the "Warrant Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), each Warrant entitling the holder thereof to purchase one share of Common Stock.

         NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

     Section 1. Issuance of Warrants; Execution and Delivery of Warrant Certificates.

     1.1 Issuance of Warrants. The Company will issue and deliver the Warrants to Grantee on the Effective Date as defined in the Credit Agreement (the "Closing Date"). The aggregate number of Warrants to be issued and delivered shall be 150,000. The Warrants shall be exercisable on or after the Closing Date. Such Warrants shall be evidenced by a certificate (the "Warrant Certificate") which the Company will issue and deliver to Grantee on the Closing Date.

     1.2 Execution and Delivery of Warrant Certificates. Each original Warrant Certificate issued shall be in substantially the form set forth in Appendix A hereto and may have such letters, numbers, or other marks of identification or designation and such legends or endorsements printed thereon as the officers of the Company executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto. The Warrant Certificates shall be executed on behalf of the Company by its Chief Executive Officer, its President or one of its Vice Presidents and by its Treasurer or its Secretary.

         In case any officer of the Company who shall have signed any Warrant Certificate shall cease to be an officer before the Warrant Certificate so signed shall have been delivered by the Company, such Warrant Certificate may be delivered notwithstanding that such person ceased to be an officer of the Company, and any Warrant Certificate may be signed on behalf of the Company by such person as, at the actual date of the execution of the Warrant Certificate, shall be the proper officer of the Company, even if at the date of the execution of this Agreement such person was no such officer.

     Section 2. Warrant Price, Manner of Exercise.


     2.1 Warrant Price, Term, Expiration and Notice. Each Warrant Certificate shall entitle the Warrantholder, subject to the provisions thereof and of this Agreement, to purchase from the Company one share of Common Stock for each of the Warrants evidenced thereby at a price per share equal to $4.00 per share, subject to adjustment as provided herein (the "Warrant Price"). The Warrantholder may exercise any Warrants issued pursuant to this Agreement at any time or from time to time, from the date hereof and prior to 5:00 p.m., Houston, Texas time, on July 9, 2009 (the "Expiration Date"). If the Expiration Date is not a Business Day, then this Warrant may be exercised on the next succeeding Business Day. For purposes hereof, the term "Business Day" shall mean any day other than a Saturday or a Sunday or a day on which commercial banking institutions in the Cities of New York, New York or Houston, Texas are authorized or required by law to be closed, and provided that any reference to "days" (unless Business Days are specified) shall mean calendar days.

     2.2 Manner of Exercise. The Warrants may be exercised by the Warrantholder, in whole or in part, during normal business hours on any Business Day by surrender of a Warrant Certificate, together with the form of Election to Exercise included as Appendix B hereto (or a reasonable facsimile thereof) duly executed by such Warrantholder, to the Company at its principal office, accompanied by the required payment of the Warrant Price as then in effect, in cash or other immediately available funds, or as provided in Section 2.3 below, or a combination thereof.

     2.3 Cashless Exercise. The Warrantholder shall have the right to pay all or a portion of the Warrant Price by making a "Cashless Exercise" pursuant to this
Section 2.3, in which case the Warrantholder shall not pay the Warrant Price in cash and the number of shares of Common Stock otherwise issuable pursuant to the Election to Exercise shall be reduced by the total number of shares of Common Stock otherwise issuable to the Warrantholder multiplied by the Warrant Price and divided by the Current Market Price per share of the Common Stock on the date of the Election to Exercise, determined as provided in Section 3.1(d)(ii) of this Agreement.

     2.4 When Exercise Deemed Effected. Each exercise of Warrants pursuant to this Agreement shall be deemed to have been effected immediately upon surrender of such Warrants to the Company as provided in Section 2.2, and at such time, the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such exercise as provided in
Section 2.5 shall be deemed to have become the holder of record thereof.

     2.5 Delivery of Stock Certificates, etc. As soon as practicable after the exercise of Warrants pursuant to this Agreement, in whole or in part, the Company at its expense will cause

     (a) a certificate or certificates for the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock to which the Warrantholder shall be entitled upon such exercise, to be issued in the name of and delivered to such Warrantholder or such other name as shall be designated by the Warrantholder in the Election of Exercise; and

     (b) in case less than all the Warrants represented by a Warrant Certificate are exercised, a new Warrant Certificate of the same tenor and for the number of Warrants not exercised to be registered in such name or names as may be directed in writing by the Warrantholder and to be delivered to the person entitled to receive such new Warrant Certificate.

     Section 3. Adjustment of Shares of Common Stock Purchasable and Warrant Price.

     3.1 Antidilution Provision. So long as any Warrants are outstanding and unexercised, in whole or in part:

     (a) if the Company shall pay a dividend in Common Stock or make any other distribution in Common Stock on or with respect to its Common Stock, the number of shares of Common Stock purchasable upon exercise of each Warrant outstanding and unexercised at such time shall be increased by multiplying such number of shares by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the day immediately preceding the date of such dividend or other distribution and the numerator of which shall be the sum of such number of shares and the total number of shares of Common Stock constituting such dividend or other distribution, such increase to become effective immediately after the record date of such dividend or other distribution;

     (b) in the event outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the number of shares of Common Stock purchasable upon exercise of each Warrant shall be proportionately increased, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the number of shares of Common Stock purchasable upon exercise of each Warrant shall be proportionately decreased, such increase or decrease, as the case may be, to become effective immediately after the effective date of such subdivision or combination;

     (c) if the Company issues or distributes to all holders of Common Stock (i) rights or warrants entitling them to subscribe for or purchase shares of any class of capital stock of the Company or (ii) evidences of its indebtedness, cash or other assets (including cash dividends but excluding stock dividends referred to in subsection (a) above), the Company shall issue or distribute to each Warrantholder such rights, warrants, evidences of indebtedness, cash or other assets that such Warrantholder would have been entitled to receive as a stockholder if such Warrantholder had exercised all of its Warrants immediately prior thereto; and

(d)

     (i) if the Company shall sell or issue shares of Common Stock or securities convertible or exchangeable into shares of Common Stock or rights, options or warrants to purchase shares of Common Stock, or securities convertible or exchangeable into shares of Common Stock (collectively, the "Additional Shares") at a price per share of Common Stock lower than the Warrant Price per share of Common Stock immediately prior to such sale or issuance, then the number of shares of Common Stock issuable upon exercise of the Warrant shall be adjusted to that number determined by multiplying the number of shares of Common Stock issuable upon exercise of the Warrant immediately prior to such adjustment by a fraction (y) the numerator of which shall be number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares plus the number of such Additional Shares to be issued and (z) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares plus the number of shares of Common Stock which the aggregate consideration for the total number of such Additional Shares to be issued would purchase at the Current Market Price. Notwithstanding the foregoing, the provisions of this Section 3.1(d) shall not apply to any securities issued (A) in any of the transactions described in Sections 3.1(a),
(b) or (c), or (B) upon exercise of this Warrant;

     (ii) For the purposes of this Agreement, the "Current Market Price" shall mean the average of the closing prices per share of the Common Stock sold on all securities exchanges located in the United States on which the Common Stock may at the time be listed or traded (including, for this purpose, the NASDAQ National Market System or NASDAQ SmallCap System), on the twenty (20) consecutive trading days immediately preceding the date as of which the "Current Market Price" is to be determined, or, if there shall have been no sales on any such exchange on such day, the average of the highest bid and the lowest asked prices per share on all such exchanges at the end of such day, or if there is no such exchange on which the Common Stock is so listed or traded, the average of the high and low bid and asked prices per share of Common Stock on such twenty
(20) consecutive trading days in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization. If at any time the Common Stock is not listed or traded on any United States securities exchange (including, for this purpose, the NASDAQ National Market), or quoted in the domestic over-the-counter market, the "Current Market Price" shall be the fair market value per share of the Common Stock as determined in good faith by the Board of Directors of the Company. Notwithstanding the preceding, if the Warrantholder shall disagree with the determination made by the Board of Directors of the Current Market Price, it may so notify the Company and a reputable investment bank or appraiser mutually satisfactory to the Company and the Warrantholder shall be appointed to make such determination. All expenses of such investment bank or appraiser shall be paid by the Warrantholder, unless the determination of Current Market Price by such investment bank or appraiser is greater than 105% of the determination thereof made by the Board of Directors, in which event the expenses of such investment bank or appraiser shall be paid by the Company. In either event, the determination made by the investment bank or appraiser shall be the Current Market Price for all purposes of this Agreement; and

     (iii) If, at any time after any adjustment of the number of shares of Common Stock purchasable upon exercise of each Warrant pursuant to this Section 3.1(d), such rights, options, warrants or convertible or exchangeable securities shall expire or no longer be outstanding and shall not have been exercised for or converted or exchanged into Common Stock, such previous adjustment shall be rescinded and annulled and the Additional Shares which are deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled, shall no longer be deemed to have been issued by virtue of such computation. Thereupon, a recomputation shall be made to give effect to the expiration or non-exercise of, or failure to convert, such rights, options, warrants or convertible or exchangeable securities.

     3.2 Consolidation, Merger, Sale of Assets, Reorganization, etc.

     (a) If the stockholders of the Company shall participate in a share exchange or if the Company shall be a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of the Company's assets, liquidation or recapitalization of the Common Stock) in which the previously outstanding Common Stock shall be changed into or exchanged for different securities of the Company or common stock or other securities of another corporation, or interests in a non-corporate entity or other property (including cash), or any combination of the foregoing (each such transaction being herein called a "Transaction"), then, as a condition to the consummation of the Transaction, the Company, in the case of the recapitalization or liquidation of the Common Stock, or such other corporation or entity, in the case of a share exchange, merger, consolidation or sale of all or substantially all of the assets, shall make lawful and adequate provision so that, upon the exercise thereof at any time on or after the consummation of the Transaction, each Warrantholder shall be entitled to receive, and such Warrant shall represent the right to receive, in lieu of the Common Stock, the securities or other property (including cash) to which the Warrantholder would have been entitled upon the consummation of the Transaction if such Warrantholder had exercised such Warrant immediately prior thereto, subject to adjustment from and after the consummation date as nearly equivalent as possible to the adjustments provided for in Section 3.1.

     (b) The provisions of this Section 3 shall similarly apply to successive share exchanges, consolidations, mergers, sales of all or substantially all of the assets, or successive recapitalizations and changes of shares of Common Stock.

     3.3 Warrant Price Adjustment. Whenever the number of shares of Common Stock purchasable upon exercise of a Warrant is adjusted as provided herein, the Warrant Price payable upon exercise of the Warrant shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of Common Stock purchasable upon exercise of the Warrant immediately prior to such adjustment, and the denominator of which shall be the number of shares of Common Stock purchasable immediately thereafter; provided, however, that in no event shall the Warrant Price be adjusted below the par value of the Common Stock (currently, $.01 per share).

     3.4 Statements on Warrant Certificates. The form of Warrant Certificate need not be changed because of any adjustment made pursuant to this Section 3 and Warrant Certificates issued after such adjustment may state the same Warrant Price and the same number of shares of Common Stock as are stated in the Warrant Certificates initially issued pursuant to this Agreement.

     3.5 Accountants' Report as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or other securities) issuable upon the exercise of the Warrants, the Company at its expense will promptly compute such adjustment or readjustment in accordance with the terms of the Warrants and prepare a report setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based. The Company will forthwith mail a copy of each such report to each Warrantholder. The Company will also keep copies of all such reports at its principal office and will cause the same to be available for inspection at such office during normal business hours by any Warrantholder or any prospective purchaser of a Warrant designated by the Warrantholder.

     Section 4. Notices of Corporate Action. In the event of:

     (a) any offer to any holders of Common Stock of rights to subscribe for or to purchase any Additional Shares or other securities, or

     (b) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

     (c) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger involving the Company and any other person or entity, any share exchange involving stockholders of the Company or any transfer of all or substantially all the assets of the Company to any other person or entity, or

     (d) any voluntary or involuntary dissolution, liquidation or winding up of the Company,

the Company will mail to each known Warrantholder a notice specifying (i) the terms of such offer, and (ii) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, and (iii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, share exchange, transfer, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, share exchange, transfer, dissolution, liquidation or winding up. Such notice shall be mailed at least 15 days prior to the date therein specified.

     Section 5. Legend on Warrant Stock. Each certificate for Warrant Shares initially issued upon exercise of this Warrant, unless at the time of exercise such Warrant Shares are registered under the Securities Act of 1933, as amended from time to time (the "Securities Act"), shall bear the following legend (and any additional legend(s) required by any securities exchange upon which such Warrant Stock may, at the time of such exercise, be listed) on the face thereof:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or registered or qualified under applicable state securities laws. Such shares may not be offered, sold, transferred, pledged or hypothecated in the absence of an effective registration statement in effect with respect to the shares under such Act and registration or qualification under any applicable state securities laws or an opinion of counsel reasonably satisfactory to the Company that such registration or qualification is not required under applicable federal and state securities laws."

     Section 6. Reservation of Stock.

     6.1 Reservation of Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon exercise of the Warrants, the number of shares of Common Stock from time to time issuable upon exercise of all Warrants at the time outstanding. All shares of Common Stock shall be duly authorized and, when issued upon such exercise and payment of the Warrant Price, shall be validly issued, fully paid and nonassessable with no liability on the part of the holders thereof.

     Section 7. Other Provisions Relating to Rights and Obligations of Holders of Warrant Certificates.

     7.1 No Rights as Stockholder Conferred by Warrants or Warrant Certificates. No Warrant Certificate or Warrant evidenced thereby shall entitle the Warrantholder to any of the rights of a holder of Common Stock, including, without limitation, any right to vote at, or to receive notice of, any meeting of stockholders of the Company; the consent of any Warrantholder shall not be required with respect to any action or proceeding of the Company.

     7.2 Lost, Stolen, Mutilated or Destroyed Warrant Certificates. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and of indemnity reasonably satisfactory to it and, in the case of mutilation, upon surrender of the Warrant Certificate to the Company for cancellation, then, in the absence of notice to the Company that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute and deliver, in exchange for or in lieu of the lost, stolen, destroyed or mutilated Warrant Certificate, a substitute Warrant Certificate of the same tenor and evidencing a like number of Warrants. Upon the issuance of any substitute Warrant Certificate under this Section 7.2, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses in connection therewith. Every substitute Warrant Certificate executed and delivered pursuant to this Section 7.2 in lieu of any lost, stolen or destroyed Warrant Certificate shall represent an additional contractual obligation of the Company, whether or not the lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone, and every holder thereof shall be entitled to the benefits of this Warrant Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder.

     7.3 Warrantholder May Enforce Rights. Notwithstanding any of the provisions of this Warrant Agreement, any Warrantholder, without the consent of the holder of any Common Stock or the holder of any other Warrant Certificate, may, on its own behalf and for its own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such Warrantholder's right to exercise the Warrants evidenced by such Warrantholder's Warrant Certificate in the manner provided in its Warrant Certificate and in this Agreement.

     Section 8. Registration Rights.

     8.1 Requested Registration.

     (a) Request for Registration. After the first anniversary of the Closing Date, the holders of a majority of the Registrable Securities (as defined below) then outstanding shall have on one occasion the right upon written request to the Company (the "Demand Registration"), to require the Company to effect a registration of the Registrable Securities. Upon receipt of such notice, the Company will:

     (i) promptly give written notice of the proposed registration to all other holders of Registrable Securities, which written notice shall include the name or names of the underwriter or underwriters to be employed; and

     (ii) use its diligent good faith efforts to effect, as soon as practicable, such registration (including, without limitation, the filing of post-effective amendments, appropriate qualification under the applicable blue sky or other state securities laws and appropriate compliance with the Securities Act and any other governmental requirements or regulations) as may be so requested by any holder of Registrable Securities within five days after written notice is given by the Company and as would permit or facilitate the sale and distribution of all or such portion of the Registrable Securities so requested to be included in such registration;

provided that the Company shall not be obligated to take any action to effect any such registration pursuant to this Section 8.1.1: (a) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process, to register as a securities broker or dealer or to cause any officer or employee of the Company to register as a salesman in effecting such registration or (b) after the Company has effected one registration pursuant to this Section 8.1.1 which has been declared or ordered effective.

         Subject to the foregoing, the Company shall prepare and file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable and within 45 days after such request is received.

         Notwithstanding the foregoing, the Company shall not be obligated to effect a registration, qualification or compliance under this Section 8.1.1 during any period during which the Company is in the process of negotiating or preparing, and ending on a date 180 days following the effective date of, a registration statement pertaining to an underwritten or "best efforts" public offering of securities for the account of the Company, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and such registration statement becomes effective within three months from the date of delivery to the Company of a written request to effect such registration, qualification or compliance.

         As used in this Agreement, the term "Registrable Securities" shall mean, collectively, the shares of Common Stock acquired or to be acquired by the Warrantholder upon exercise of the Warrants pursuant to this Agreement and any shares of Common Stock or other securities issued with respect to such Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, share exchange, reorganization or otherwise; provided, however, that such Common Stock or other securities shall cease to be Registrable Securities when (i) a registration statement with respect to the disposition of such Common Stock or other securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with the plan of distribution set forth in such registration statement, (ii) such Common Stock or other securities shall have been sold pursuant to Rule 144 (or any successor provision) under the Securities Act, (iii) an opinion of counsel, reasonably satisfactory to the Company and the holders of Common Stock or other securities to which the opinion relates shall have been delivered to the Company and such holders to the effect that the subsequent disposition of such Common Stock or other securities may be made pursuant to Rule 144(k) (or any successor provision) under the Securities Act, or (iv) such Common Stock or other securities shall cease to be outstanding.

     (b) Selection of Underwriter. If any Demand Registration is an underwritten offering, the holders of a majority of the Registrable Securities to be included in such registration will select a managing underwriter or managing underwriters of nationally recognized standing which shall be reasonably acceptable to the Company. The Company shall (together with the holders proposing to distribute their Registrable Securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting in the manner set forth above.

         The holders of Registrable Securities participating in a registration under this Section 8.1 shall, to the extent required by the managing underwriter(s), execute and deliver a custody agreement and power of attorney with respect to the Registrable Securities to be registered (a "Custody Agreement" and "Power of Attorney," respectively). The Custody Agreement and Power of Attorney will provide, among other things, that the holders will deliver to and deposit in custody with the custodian named therein a certificate or certificates representing such Registrable Securities (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly executed stock powers in blank) and irrevocably appoint said custodian and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney, respectively, on such holder's behalf with respect to matters specified therein, including the execution and delivery of an underwriting agreement.

         Notwithstanding any of the other provisions of this Section 8.1, if the managing underwriter determines and advises the Company that marketing factors require a limitation of the number of shares to be underwritten, then all holders of Registrable Securities that have previously elected to participate in such registration shall be advised of the same, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all such holders in proportion, as nearly as practical, to the respective amounts of Registrable Securities that were proposed to be sold by such holders. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be in such registration.

         If any holder of Registrable Securities disapproves of the terms of the underwriting, such holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter and the other holders who have previously elected to participate in the registration. The Registrable Securities so withdrawn shall also be withdrawn from registration; provided that if by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other holders may be included in such registration (up to a maximum of any limitation imposed by the underwriters), then the Company shall offer to all holders who have included Registrable Securities in the registration the right to include additional shares in the same proportion used in effecting the limitation referred to above in this
Section 8.1.2.

     8.2 Company Registration.

     (a) Right to Inclusion. If at any time (or from time to time) the Company shall determine to register any of its securities in an underwritten offering, either for its own account or the account of a holder of Registrable Securities or any other holder of securities of the Company, other than (i) a registration pursuant to Section 8.1 hereof, (ii) a registration relating solely to employee benefit or stock option plans, (iii) a registration relating solely to a transaction described in Rule145 under the Securities Act, (iv) a transaction relating solely to an exchange offering, (v) a transaction relating solely to an acquisition of assets or property for securities, or (vi) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities by such holders, then the Company will:

     (i) promptly give to each holder of Registrable Securities written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify the offer and sale of such securities under the applicable blue sky or other state securities laws); and

     (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in any written request or requests by any holder received by the Company within 15 days after such written notice is given.

     (b) Underwriting. The right of any holder of Registrable Securities to registration pursuant to Section 8.2.1 shall be conditioned upon such holder's participation in the underwriting and the inclusion of such holder's Registrable Securities in the underwriting to the extent provided herein. All holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Such holders of Registrable Securities shall also execute and deliver, to the extent required by the managing underwriter, a Custody Agreement and Power of Attorney satisfactory to the Company with respect to the Registrable Securities to be registered. The Custody Agreement and Power of Attorney will provide, among other things, that such holders of Registrable Securities will deliver to and deposit in custody with the custodian named therein a certificate or certificates representing such Registrable Securities (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly executed stock powers in blank) and irrevocably appoint said custodian and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney, respectively, on the holder's behalf with respect to matters specified therein, including the execution and delivery of an underwriting agreement.

         Notwithstanding any other provisions of this Section 8.2, if the managing underwriter determines and advises the Company that marketing factors require a limitation on the number of shares to be underwritten, the underwriter and the Company may limit or exclude entirely the Registrable Securities to be included in any registration and underwriting. In such event, the Company shall so advise all holders of Registrable Securities that would otherwise be registered and underwritten pursuant hereto, and the number of shares of Common Stock (including the Registrable Securities) or other securities that may be included in the registration and underwriting shall be allocated among all holders of Registrable Securities and any other holders of Common Stock or other securities requesting to be registered in proportion, as nearly as practicable, to the respective amounts of Common Stock (including the Registrable Securities) or other securities that were proposed to be sold by all holders of Registrable Securities and holders of Common Stock or other securities entitled to participate therein. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration.

         If any holder of Registrable Securities disapproves of the terms of the underwriting, such holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter(s). The Registrable Securities so withdrawn shall also be withdrawn from registration; provided that if by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all holders who have included Registrable Securities in the registration the right to include additional shares in the same proportion used in effecting the limitation referred to above in this Section 8.2.2. With respect to any registration withdrawal by the Company pursuant to this Section 8.2.2, the Company shall have the right to withdraw such registration at any time at its sole discretion without the consent or approval of any stockholder, including the holders of Registrable Securities, in such registration.

     8.3 Expenses of Registration. All out-of-pocket expenses incurred in connection with any registration, qualification or compliance pursuant to this
Section 8, including, without limitation, all registration, filing and qualification fees, printing expenses, escrow fees, reasonable fees and disbursements of counsel for the Company and reasonable fees and out-of-pocket expenses of accountants incidental to or required by such registration, the reasonable fees and disbursements of one special counsel retained by the holders of Registrable Securities covered by such registration, (but excluding underwriters' fees, discount and commissions relating to the Registrable Securities sold), shall be borne by the Company.

     8.4 Registration Procedures. In the case of such registration, qualification or compliance effected by the Company pursuant to this Section 8, the Company will keep each holder of Registrable Securities participating therein advised in writing as to the initial filing of each registration, qualification and compliance and as to the completion thereof. At its expense, the Company will:

     (a) keep such registration, qualification or compliance pursuant to Sections 8.1 or 8.2 effective for a period of 180 days or until the holders of Registrable Securities participating therein have completed the distribution described in the registration statement relating thereto, whichever occurs first;

     (b) furnish such number of prospectuses and other documents incident thereto as a holder of Registrable Securities participating therein from time to time may reasonably request;

     (c) make available, upon reasonable notice and during business hours, for inspection by the managing underwriter all financial and other records, pertinent corporate documents, agreements and properties of the Company as shall be reasonably necessary to enable such managing underwriter to exercise its due diligence responsibilities, and cause the Company's officers, directors and employees to supply all information reasonably requested by such managing underwriter in connection with the registration;

     (d) during the period when the registration is required to be effective, notify the holders of the Registrable Securities participating in the registration of the happening of any event as a result of which the prospectus included in the registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will forthwith prepare a supplement or amendment to such prospectus or take other appropriate action so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement or a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

     (e) cause such Registrable Securities included in the registration to be listed or authorized for trading on each securities exchange (including, for this purpose, the NASDAQ National Market System or NASDAQ SmallCap System) on which similar securities issued by the Company are then traded; provided that the Company is eligible to do so under applicable listing requirements; and

     (f) otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission (the "Commission") and all of the terms and provisions of this Agreement.

         Notwithstanding the foregoing, (x) the Company may delay the filing of any registration statement covering the Registrable Securities, any amendment thereof or any supplement to the related prospectus, and may withhold efforts to cause any registration statement covering the Registrable Securities to become effective, and (y) the Company may prohibit offers and sales of Registrable Securities pursuant to a registration statement at any time if (i) (A) the Company is in possession of material non-public information, (B) the Board of

Directors of the Company determines in good faith that such prohibition is necessary in order to avoid an obligation to disclose such information and (C) the Board of Directors of the Company determines in good faith that disclosure of such information would not be in the best interest of the Company or its shareholders or (ii) the Company is pursuing an acquisition or business combination transaction including the Company and/or one or more of its subsidiaries for which the Board of Directors of the Company determines in good faith that offers and sales of Registrable Securities pursuant to a Registration Statement prior to the consummation of such transaction would not be in the best interest of the Company or its shareholders; provided, however, that the duration of all such delays or periods in which shares of Registrable Securities may not be sold pursuant to an effective registration statement shall not exceed 180 days in the aggregate.

     8.5 Related Registration Matters. The Company shall enter into an underwriting agreement in connection with any registration subject to the provisions of Sections 8.1 and 8.2 hereof, which agreement shall contain such terms, provisions and agreements as are customary and appropriate for such registration. In connection with the registration, to the extent not provided in the underwriting agreement related to such registration, the Company also shall:

     (a) engage a bank or other company to act as transfer agent and registrar for the Registrable Securities;

     (b) cause customary opinions of counsel, comfort letters of accountants and other appropriate documents to be delivered by representatives of the Company, which documents shall be addressed to the holders of Registrable Securities participating in the offering in addition to the Underwriters or other parties designated as addressees in such documents; and

     (c) as soon as practicable after the effective date of the registration statement, and, in any event, within 16 months thereafter, make "generally available to its stockholders" within the meaning of Rule 158 under the Securities Act) an earnings statement (which need not be audited) complying with
Section 11(a) of the Securities Act and covering a period of at least 12 consecutive months beginning after the effective date of the registration statement.

     8.6 Indemnification and Contribution.

     (a) In the event of registration of any of the Registrable Securities under the Securities Act, the Company will indemnify and hold harmless each holder of Registrable Securities included in such registration and each of its directors and officers, each underwriter of such Registrable Securities and each of its directors and officers, and each other person and each of its directors and officers, if any, who controls such seller or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act"), or otherwise, against any losses, claims, damages or liabilities (or actions in respect thereof), joint or several, to which such seller, underwriter or controlling person (or their respective directors and officers) may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (and each of its directors and officers or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the registration statement, or any amendment or supplement to such registration statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse such seller, underwriter and each such controlling person (and their respective directors and officers) for any legal or any other expenses reasonably incurred by such seller, underwriter or controlling person (and their respective directors and officers) in connection with investigating or defending any such loss, claim, damage, liability or action; provided that the Company will not have any liability (and shall not be required to provide such indemnity and hold harmless obligation) to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such registration statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by or on behalf of such holder of Registrable Securities or underwriter specifically for use in preparation thereof.

     (b) In the event of any registration of any of the Registrable Securities under the Securities Act, each holder of Registrable Securities included in such registration, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each of its directors and officers and each person and each of its directors and officers, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against losses, claims, damages or liabilities (or actions in respect thereof), joint or several, to which the Company, such directors and officers, underwriter or controlling person (or their respective directors and officers) may become subject under the Securities Act, Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the registration statement, or any amendment or supplement to the registration statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such holder, specifically for use in connection with the preparation of such registration statement, prospectus, amendment or supplement; provided the liability of each holder of Registrable Securities pursuant to this Section 8.6(b) shall be limited to the proceeds actually received by such holder from the disposition of the Registrable Securities disposed of by such holder pursuant to such registration.

     (c) Each party entitled to indemnification under this Section 8.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld, delayed or conditioned), and the Indemnified Party may participate in such defense at such party's expense, and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 8.6 (except and to the extent the rights of the Indemnifying Party are materially prejudiced thereby). After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or litigation, the Indemnifying Party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation so long as and to the extent the Indemnifying Party continues to defend the Indemnified Party, unless the Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

     (d) To the extent the Company after the date hereof shall agree to provide for contribution in any written agreement entered into with the stockholders of the Company if the indemnification obligations are otherwise unavailable, then the Company shall provide such similar rights to the Warrantholders in the registration of their shares.

     8.7 Information by Stockholders. Each holder of Registrable Securities requesting to be included in any registration shall furnish to the Company such information regarding such holder and the distribution proposed by such holder as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 8.

     8.8 Sales Without Registration. If, at the time of any transfer of any Registrable Securities, such Registrable Securities shall not be registered under the Securities Act, the Company may require, as a condition of allowing such transfer, that the holder of Registrable Securities or transferee furnish to the Company an opinion of legal counsel satisfactory in form and substance to the Company to the effect that such transfer may be made without registration under the Securities Act; provided that nothing contained in this Section 8.8 shall relieve the Company from complying with any request for registration, qualification or compliance made pursuant to the other provisions of this
Section 8.

     8.9 Rule 144. The Company covenants that it will file the reports required to be filed by it under the 1933 Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder so long as necessary to permit sales of Registrable Securities under Rule 144 under the 1933 Act, and it will take such other action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the 1933 Act within the limitation of the exemptions provided by (a) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

     8.10 Transfer of Registration Rights. The rights to cause the Company to register Registrable Securities granted by the Company under Section 8.1 and the right to participate in Company registration under Section 8.2 may be assigned by any holder of Registrable Securities to a transferee or assignee of any Registrable Securities (if such transfer or assignment of Registrable Securities is permitted under Section 5), unless such transferee or assignee acquires such

Registrable Securities through a transaction or chain of transactions involving a public offering or a sale effected pursuant to Rule 144; provided: (i) the holder shall give the Company written notice at the time of or within ten days after said transfer, setting forth the name and address of said transferee or assignee and identifying the Registrable Securities with respect to which such registration rights are being assigned; (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement and (iii) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

     8.11  Post-Effective   Amendments.  In  connection  with  any  registration
statement filed pursuant to this Section 8, the Company shall file any post-effective amendment or amendments to the registration statement which may be required under the Securities Act during the period reasonably required to effect the distribution contemplated thereby.

     8.12 Cessation of Sale Activities. The Company shall notify each participating holder of Registrable Securities during the period any registration statement filed pursuant to this Section 8 is required to remain effective, or at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which such registration statement or the prospectus contained therein, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Each participating holder agrees, upon receipt of such notice, forthwith to cease making offers and sales of such securities pursuant to such registration statement or deliveries of the prospectus contained therein for any purpose and to return to the Company the copies of such prospectus not theretofore delivered by such holder.

     8.13 Supplements. At a participating holder's request, the Company shall prepare and furnish to such participating holder a reasonable number of copies of any supplement to or amendment of such prospectus that may be necessary so that, as thereafter delivered to the purchaser of any shares of Registrable Securities, such prospectus shall not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading in the light of the circumstances then existing. The Company shall promptly notify each participating holder of any stop order or similar proceeding initiated by state or Federal regulatory bodies and use reasonable efforts to take all necessary steps expeditiously to remove such stop order or similar proceeding.

     Section 9. Exchange and Transfer of Warrant Certificates.

     9.1 Exchange and Transfer of Warrant Certificates. Subject to the terms contained in this Agreement, upon surrender at the principal office of the Company, Warrant Certificates evidencing Warrants may be exchanged for Warrant Certificates in other denominations evidencing such Warrants or the transfer thereof may be registered in whole or in part; provided that such other Warrant Certificates evidence the same aggregate number of Warrants as the Warrant
Certificates so surrendered. The Company shall keep the Warrant register in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates upon surrender of such Warrant Certificates to the Company at its principal office for exchange or registration of transfer, properly endorsed or accompanied by appropriate instruments of registration of transfer and written instructions for transfer, all in form satisfactory to the Company. No service charge shall be made for any exchange or registration of transfer of Warrant Certificates, but the Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in connection with any such exchange or registration of transfer.
Whenever any Warrant Certificates are so surrendered for exchange or registration of transfer, the authorized officers of the Company shall execute and deliver to the person or persons entitled thereto a Warrant Certificate or Warrant Certificates duly authorized and executed by the Company, as so requested. All Warrant Certificates issued upon any exchange or registration of transfer of the Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificate surrendered for such exchange or registration of transfer.

     9.2 Treatment of Holders of Warrant Certificates. Every holder of a Warrant Certificate, by accepting the same, consents and agrees with the Company and with every subsequent holder of such Warrant Certificate that until the transfer of the Warrant Certificate is registered on the Warrant register, before such Warrant Certificate is surrendered for transfer pursuant to Section 9.1 hereof, the Company may treat the registered holder of a Warrant Certificate as the absolute owner thereof for any purpose and as the person entitled to exercise the rights represented by the Warrants evidenced thereby, any notice to the contrary notwithstanding.

     9.3 Cancellation of Warrant Certificates. Any Warrant Certificate surrendered for exchange, registration of transfer or transfer or exercise of the Warrants evidenced thereby shall be surrendered to the Company, and all Warrant Certificates surrendered and so delivered to the Company shall be promptly cancelled by the Company and shall not be reissued and, except as expressly permitted by this Agreement, no Warrant Certificate shall be issued hereunder in exchange or in lieu thereof.

     Section 10. Notices. Any notice or other document required or permitted to be given or delivered to the Warrantholders prior to the transfer or other disposition of any Warrant by the original recipient of this Warrant shall be delivered at or sent by certified or registered mail to the following address or such other address as shall have been furnished in writing by such original recipient to the Company:

         Highbridge/Zwirn Special Opportunities Fund, L.P.
         745 5th Avenue, 18th Floor
         New York, New York  10151
         Attention:  Morris Macleod
         Telefax: (646) 394-4676

Thereafter, any notice or other document required or permitted to be given or delivered to the Warrantholders shall be delivered at, or sent by certified or registered mail to, each such holder at the last address shown on the books of the Company maintained at the principal office of the Company for the registration of transfer of the Warrants or at any more recent address of which any Warrantholder shall have notified the Company in writing. Any notice or other document required or permitted to be given or delivered to holders of record of outstanding Registrable Securities shall be delivered at, or sent by certified or registered mail to, each such holder at such holder's address as the same appears on the stock records of the Company. Any notice or other document required or permitted to be given or delivered to the Company shall be delivered at, or sent by certified or registered mail to, the principal office of the Company at 20 Greenway Plaza, Suite 600, Houston, Texas 77046, Attention:
Chief Executive Officer, or such other address within the United States of America as shall have been furnished by the Company to the Warrantholders and the holders of record of Registrable Securities. Any notice or other document required or permitted to be given or delivered hereunder shall be deemed to have been given when actually delivered to the addressee at the address provided herein.

     Section 11. Representations and Warranties. The Company represents and warrants as follows:

     11.1 Capitalization. The authorized capital stock of the Company consists of 75,000,000 shares of $0.01 par value Common Stock, of which 8,551,532 shares are outstanding and 2,500,000 shares of $0.05 par value Preferred Stock of which 508,214 shares have been designated Series A Senior Convertible Preferred Stock and no Preferred Stock is outstanding. All of the shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable. The only rights, options or other agreements which are outstanding which authorize the acquisition of newly issued shares of Common Stock are set forth on Schedule
11.1 attached hereto.

     11.2 Authorization; Enforceability. The Company has the corporate power and authority to enter into and perform its obligations under this Agreement. The execution and delivery by the Company of this Agreement have been approved by all requisite corporate action and no other corporate proceeding on its part are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement constitutes the valid and binding obligation of the Company, except as it may be affected by bankruptcy, insolvency, moratorium, reorganization or other laws and judicial decisions affecting the rights of creditors generally and general principles of equity.

     11.3 Issuance of Shares. The issuance of the shares of Common Stock subject to the Warrants has been duly authorized and, when issued upon exercise of the Warrants, such shares will have been validly issued and will be fully paid and nonassessable.

     Section 12. Miscellaneous.

     12.1 Amendment. This Warrant Agreement may be amended by the Company, with the consent of the Warrantholders representing a majority of the then outstanding Warrants, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein, or making any other provisions with respect to matters or questions arising under this Agreement as the Company may deem necessary or desirable, provided that such action shall not affect adversely the interests of the Warrantholders. This Agreement may otherwise be amended only with the consent of the Company and all of the Warrantholders.

     12.2 Parties in Interest. The agreements of the Company contained herein, other than those applicable solely to the Warrants and the Warrantholders thereof, shall continue to inure to the benefit of, and be enforceable by, any Warrantholder(s) subsequent to the time Common Stock is issued upon the exercise of Warrants, whether so expressed or not.

     12.3 Applicable Law. THE VALIDITY, INTERPRETATION AND PERFORMANCE OF THIS AGREEMENT AND EACH WARRANT CERTIFICATE ISSUED HEREUNDER AND OF THE RESPECTIVE TERMS AND PROVISIONS THEREOF SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF EXCEPT TO THE EXTENT TEXAS LAW MANDATORILY GOVERNS THE AUTHORIZATRION AND ISSUANCE OF THE WARRANTS AND THE WARRANT SHARES.

     12.4 Consent to Jurisdiction. The Company hereby irrevocably consents to the personal jurisdiction of the state and federal courts located in the Borough of Manhattan, New York, New York in any action, claim or other proceeding arising out of any dispute in connection with this Agreement, any rights or obligations hereunder, or the performance of such rights and obligations. The Company hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by the Warrantholder in connection with this Agreement, any rights or obligations hereunder, or the performance of such rights and obligations.

     12.5 Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, THE COMPANY AND THE WARRANTHOLDER HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

     12.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which as so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

     12.7 Inspection of Agreement. A copy of this Agreement shall be available at all reasonable times at the principal office of the Company for inspection by the holder of any Warrant Certificate. The Company may require such holder to submit his Warrant Certificate for inspection by it.

     12.8 Headings. The section headings in this Agreement are for the purposes of convenience only and shall not constitute a part hereof.

         IN WITNESS WHEREOF, the Company and the Warrantholder have caused their respective duly authorized officers to sign this Agreement.

                                  GEXA CORP.


                                  By: /s/ Neil M. Leibman
                                     -----------------------------------------
                                  Name:   Neil M. Leibman
                                        ---------------------------------------
                                  Title:  Chief Executive Officer
                                        --------------------------------------


Appendices:

Appendix A        Form of Warrant Certificate
Appendix B        Election to Exercise

Schedules:

Schedule 11.1     Outstanding Options, Etc.

                            Signature Page to Warrant Agreement
                                       S-1

                                                                      APPENDIX A

                          [FORM OF WARRANT CERTIFICATE]



Warrant No. ____                                                   ____ Warrants



                       WARRANT TO PURCHASE COMMON STOCK OF
                                   GEXA CORP.

                     THIS WARRANT IS SUBJECT TO RESTRICTIONS
                          ON TRANSFER SET FORTH IN THE
                           AGREEMENT REFERENCED BELOW.


         This certificate certifies that _________________ is the registered owner of the above indicated number of Warrants, each Warrant entitling such owner to purchase initially one share of Common Stock, $.01 par value ("Common Stock"), of Gexa Corp., a Texas corporation, (hereinafter called the "Company"), at the price per share (the "Warrant Price") set forth in Section 2 of the Warrant Agreement, subject to the terms of that Warrant Agreement hereafter referred to.

         The holder may exercise the Warrant evidenced hereby by surrender, to the Company at its principal office in Houston, Texas, of this Warrant Certificate and the form of Election to Exercise attached hereto, both duly filled in and signed, along with payment in full to the Company of the Warrant Price in cash or immediately available funds or pursuant to a Cashless Exercise, all as provided in the Warrant Agreement and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement. According to the terms of the Warrant Agreement, the Warrants shall cease to be exercisable at 5:00 p.m., Houston, Texas time, on July ___, 2009.

         The Warrant Certificate is issued under and in accordance with the Warrant Agreement dated as of July ___, 2004 (the "Warrant Agreement"), by and between the Company and _________________, and is subject to the terms and provisions of the Warrant Agreement, which terms and provisions are hereby incorporated by reference herein and made a part hereof. Each holder of this Warrant Certificate consents to all of the terms contained in the Warrant Agreement by acceptance hereof. A copy of the Warrant Agreement is available for inspection by the registered holder hereof at the principal office of the Company in Houston, Texas.

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH SUCH ACT AND THE RULES AND REGULATIONS THEREUNDER AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THE COMPANY WILL NOT TRANSFER SUCH SECURITIES EXCEPT UPON RECEIPT OF A FAVORABLE OPINION OF COUNSEL AND/OR EVIDENCE SATISFACTORY TO THE COMPANY THAT THE REGISTRATION PROVISIONS OF SUCH ACT HAVE BEEN COMPLIED WITH OR THAT SUCH REGISTRATION IS NOT REQUIRED AND THAT SUCH TRANSFER WILL NOT VIOLATE ANY APPLICABLE STATE SECURITIES LAWS.

                                  Appendix A-1

         The Warrant Agreement and each Warrant Certificate, including this Warrant Certificate, shall be deemed a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of the State of New York.

Dated:

                                GEXA CORP.


                                By:
                                   ---------------------------------------------
                                Name:
                                     -------------------------------------------
                                Title:
                                      ------------------------------------------


                                  Appendix A-2

                                                                      APPENDIX B

                              ELECTION TO EXERCISE

                 (To be executed only upon exercise of warrant)



To _____________________

     The undersigned registered holder of the attached warrant hereby irrevocably exercises and surrenders to the Company such warrant for, and purchases thereunder, ________* shares of Common Stock of Gexa Corp., and herewith makes payment of $__________ therefor, in cash or immediately available funds or pursuant to a Cashless Exercise as requested below, and requests that the certificates for such shares (less any shares, if any, utilized pursuant to a Cashless Exercise) be issued in the name of, and delivered to
___________________________,             whose             address            is
_______________________________________________________________.

Check one of the following boxes: |_| Payment in cash or immediately available
                                      funds
                                  |_| Cashless Exercise

Dated:  _________________

                                  ------------------------------------
                                  (Signature must conform in all respects to name of holder as specified on the face of this warrant)

                                  ------------------------------------
                                  (Street Address)

                                  ------------------------------------
                                  (City) (State)
(Zip Code)



--------
* Insert here the number of shares called for on the face of this warrant (or, in the case of a partial exercise, the portion thereof as to which this warrant is being exercised), in either case without making any adjustment for additional shares of common stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of this warrant, may be delivered upon exercise. In the case of a partial exercise, a new warrant or warrants will be issued and delivered, representing the unexercised portion of this warrant, to the holder surrendering the same. In the case of a Cashless Exercise, the number of shares to be issued shall be reduced as set forth in
Section 2.3 of the Warrant Agreement.

                                  Appendix B-1